                                                                 EXHIBIT (A)(19)


             UNANIMOUS WRITTEN CONSENT OF THE AMPS PRICING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                        Maryland General Corporation Law

         Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the AMPS Pricing Committee of the Board of Directors, hereby adopt the following:

         WHEREAS, at its regular meeting held March 14, 2002, the Board of Directors of Aberdeen Asia-Pacific Income Fund, Inc. ("Fund") determined that it would be in the best interest of the Fund and its shareholders (both common and preferred) for the Fund to engage in an interest rate swap transaction with respect to the interest rate exposure generated by up to one-third of the Fund's outstanding preferred stock;

         WHEREAS, the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series A-I, as each has been amended from time to time ("Articles Supplementary"), require that the Fund seek confirmation from Standard & Poor's Rating Service ("S&P") and/or Moody's Investors Service, Inc. ("Moody's") that such activity would not adversely affect the respective ratings of the AMPS by S&P and/or Moody's before engaging in such activity;

         WHEREAS, by notifications dated April 19, 2002, May 10, 2002 and May 13, 2002, Moody's has approved the use of interest rate swaps to hedge the interest rate exposure generated by up to one-third of the Fund's outstanding preferred stock and the inclusion of such interest rate swaps as Eligible Portfolio Property within the meaning of the Articles Supplementary, subject to a series of conditions;

         WHEREAS, by a notification dated May 6, 2002, August 13, 2002 and August 26, 2002, S&P has approved the use of interest rate swaps to hedge the interest rate exposure generated by up to one-third of the Fund's outstanding preferred stock and include such interest rate swaps as Eligible Portfolio Property within the meaning of the Articles Supplementary, subject to a series of conditions; and

         WHEREAS, the conditions precedent to using interest rate swaps to hedge the interest rate exposure generated by up to one-third of the Fund's outstanding preferred stock include the requirement that the S&P and Moody's conditions be included in the Articles Supplementary prior to implementing the proposed hedge;

         NOW THEREFORE, BE IT RESOLVED, that the Articles Supplementary are hereby amended to:

FAX Unanimous Written Consent
AMPS Interest Rate Swaps
Page 2 of 4


1.   Add the following definitions of section 1 of the Articles Supplementary:

     (a) "AMPS Interest Rate Swap" means a contractual agreement whereby the Corporation contracts with an Eligible AMPS Interest Rate Swap Counterparty to engage, for a period of time not to exceed two years, in an interest rate swap with a notional value of up to one-third of the value of the aggregate liquidation preference of all of the AMPS (in any and all series) Outstanding at the time the interest rate swap commences. If the Corporation fails to maintain the AMPS Basic Maintenance Amount (as required by paragraph 7(b) hereof) as of each Valuation Date, and will not be able to cure such failure by the AMPS Basic Maintenance Cure Date, the Corporation must terminate any then-outstanding AMPS Interest Rate Swaps by the close of business on the AMPS Basic Maintenance Cure Date.

     (b) "Eligible AMPS Interest Rate Swap Counterparty" means (i) with respect to S&P, a counterparty with at least an A-1+ short-term rating or, alternatively, an AA- long-term rating from S&P; and (ii) with respect to Moody's, a counterparty with at least an Aa3 long-term rating from Moody's. In the event that an Eligible AMPS Interest Rate Swap Counterparty's ratings are downgraded below A-1+ or AA- by S&P, or Aa3 by Moody's, respectively, the counterparty will cease to be an Eligible AMPS Interest Rate Swap Counterparty and the counterparty must be replaced promptly.

2.   Amend the following definitions of section 1 of the Articles Supplementary:

     (a) In the definition of "Discount Factor," add the following row and footnotes to the end of the table of discount factors:

          ---------------------------------------------------------------------------------
                                                          Moody's               S&P
                                                         Discount            Discount
          Type of Eligible Portfolio Property             Factor              Factor
          ---------------------------------------------------------------------------------
          AMPS Interest Rate Swaps                      1.18/1.22(8)         1.0526(9)
          ---------------------------------------------------------------------------------

          ________________

          (8) With respect to Moody's, the discount factor of 1.18 will be applied when the Eligible AMPS Interest Rate Swap Counterparty is rated Aaa, and the discount factor of 1.22 will be applied when the Eligible AMPS Interest Rate Swap Counterparty is rated Aa1 - Aa3, to the extent the AMPS Interest Rate Swap is "in the money" based on the then-current marked to market valuation of the AMPS Interest Rate Swap provided by the Eligible AMPS Interest Rate Swap Counterparty. To the extent that the AMPS Interest Rate Swap is "out of the money," 100% of the Market Value of the AMPS Interest Rate Swap will be deemed a current liability of the Corporation for purposes of calculating the AMPS Basic Maintenance Amount and will not be included in Eligible Portfolio Property.

FAX Unanimous Written Consent
AMPS Interest Rate Swaps
Page 3 of 4


          (9) With respect to S&P, to the extent the AMPS Interest Rate Swap is "in the money" based on the then-current marked to market valuation of the AMPS Interest Rate Swap provided by the Eligible AMPS Interest Rate Swap Counterparty, the discount factor in the table should be applied. To the extent that the AMPS Interest Rate Swap is "out of the money," 100% of the Market Value of the AMPS Interest Rate Swap will be deemed a current liability of the Corporation for purposes of calculating the AMPS Basic Maintenance Amount and will not be included in Eligible Portfolio Property.

     (b)  For the definition of "Market Value" --

          (i)  For each of the Series A-D of the Articles Supplementary:

               (1)  remove the word "and" from the end of subparagraph (c);

               (2) replace the period at the end of subparagraph (d) with "; and" and

               (3) add new subparagraph (e) to read as follows: "(e) as to AMPS Interest Rate Swaps, the Administrator shall determine the net value of the interest rate swaps on a daily marked-to-market basis in accordance with their Valuation Procedures, as such Valuation Procedures may be amended from time by the Board of Directors of the Corporation, based on price information received from the Eligible AMPS Interest Rate Swap Counterparty."

          (ii) For each of the Series E-I of the Articles Supplementary:

               (1)  remove the word "and" from the end of subparagraph (d);

               (2) replace the period at the end of subparagraph (e) with "; and" and

               (3) add new subparagraph (f) to read as follows: "(f) as to AMPS Interest Rate Swaps, the Administrator shall determine the net value of the interest rate swaps on a daily marked-to-market basis in accordance with their Valuation Procedures, as such Valuation Procedures may be amended from time by the Board of Directors of the Corporation, based on price information received from the Eligible AMPS Interest Rate Swap Counterparty."

     (c) In the definition of "Eligible Portfolio Property," add the phrase "AMPS Interest Rate Swaps (to the extent they are "in the money")," immediately after the phrase "Repurchase Agreements," and immediately before the phrase "Short Term Money Market Instruments."

FAX Unanimous Written Consent
AMPS Interest Rate Swaps
Page 4 of 4


     IN WITNESS WHEREOF, each of the undersigned has executed a counterpart of the consent on the date shown below.

/s/ Neville J. Miles                          /s/ William J. Potter
-----------------------                       -----------------------
Neville J. Miles                              William J. Potter



/s/ Peter D. Sacks                            /s/ John T. Sheehy
-----------------------                       -----------------------
Peter D. Sacks                                John T. Sheehy








Dated: September 12, 2002